UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):         June 6, 2016

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:         (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s 2016 Annual Meeting of Stockholders held on June 6, 2016, Patrick J. McEnany, Philip H. Coelho, Charles B. O’Keeffe, David S. Tierney, Richard J. Daly and Donald A. Denkhaus were elected to the Company’s Board of Directors to serve until the 2017 Annual Meeting of Stockholders or until their successor is duly elected and qualified, or until their earlier death, resignation or removal.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 6, 2016, the Company held its Annual Meeting of Stockholders at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida. The final voting results on the matters considered at the meeting are as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes

Patrick J. McEnany	36,087,837	2,360,833	27,622,483
Philip H. Coelho	36,091,126	2,357,544	27,622,483
Charles B. O’Keeffe	36,104,101	2,344,569	27,622,483
David S. Tierney	36,091,691	2,356,979	27,622,483
Richard J. Daly	36,093,075	2,355,595	27,622,483
Donald A. Denkhaus	36,176,611	2,272,059	27,622,483

2.	Approval of an amendment to the Company’s 2014 Stock Incentive Plan increasing the shares available for issuance under the plan by 2 million shares:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

35,554,806	2,837,409	56,455	27,622,483

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in its 2016 Annual Meeting Proxy Statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

35,490,462	2,766,382	191,826	27,622,483

4.	Ratification of the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Votes Abstained

64,936,128	586,747	548,278

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to the Company’s 2014 Stock Incentive Plan (incorporated by reference to Annex A to the Company’s 2016 Annual Meeting Proxy Statement dated April 29, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and Chief Financial Officer

Dated: June 7, 2016